U.S. SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                  JUNE 12, 1997



                                 VIDEOLABS, INC.
                 (Name of Small Business Issuer in its charter)


                       COMMISSION FILE NUMBER: 34-0-23-858


            DELAWARE                                           41-1726281
(State or other jurisdiction of                              (IRS Employer
 incorporation or organization)                            Identification No.)


10925 BREN ROAD EAST, MINNEAPOLIS, MN                             55343
  (Address of principal executive offices)                      (Zip code)



        Registrants telephone number, including area code: (612) 912-1223

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         NONE

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         NONE

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         NONE

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

         NONE

ITEM 5. OTHER EVENTS.

         The Company had outstanding warrants to purchase an aggregate of 481,764 shares of Company common stock that were originally issued at exercise prices of $1.50, $2.50, $2.65 and $2.80 per share. Such warrants contained provisions for the adjustment of the purchase price and the number of shares purchasable under the warrant in the event the Company subsequently issued certain securities. As part of a settlement with a former employee, the Company issued options to purchase common stock at an exercise price of $.6875 per share. On April 28, 1997, the Company notified the holders of the adjustable warrants that as a result of the issuance of the options, the purchase price for shares of Company common stock under their warrants had adjusted down to $.6875 per share, and the number of shares of Company common stock purchasable under their warrants proportionately increased, pursuant to the terms of their respective warrants. Other outstanding warrants, issued at exercise prices of $3.50 and $4.20 per share did not adjust. As a result of the adjustments, as of April 28, 1997 the aggregate number of shares of Company common stock purchasable under the adjusted warrants increased from 481,764 to 1,842,894, and the aggregate number of shares of Company common stock purchasable under all warrants outstanding increased from 819,264 to 2,180,394.

         The Company's interim, President and CEO, James W. Hansen, has agreed to accept on a permanent basis the positions of President, CEO, Chairman and Treasurer as of June 1, 1997.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         NONE

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         NONE

ITEM 8. CHANGE IN FISCAL YEAR.

         NONE

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                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                     REGISTRANT:  VIDEOLABS, INC.



DATE   JUNE 12, 1997                 SIGNATURE /s/ James W. Hansen
                                               -------------------------------
                                               JAMES W. HANSEN
                                               CEO, CHAIRMAN, & TREASURER